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                                                                   Exhibit 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-4 of our report dated January 20, 2000, appearing in the Annual Report on Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Indianapolis, Indiana
August 16, 2000